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                                                                EXHIBIT 23.01




                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-27429 and No. 33-88430) and in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-22419) of Associated Estates Realty Corporation of our report dated January 29, 1998 relating to the statement of revenue and certain expenses of Country Club Apartments which appears in the current report on Form 8-K of Associated Estates Realty Corporation dated February 19, 1998.


/s/ PRICE WATERHOUSE LLP
Cleveland, Ohio
March 30, 1998